                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated as of the _____ day of _____________ 1996, between NCO FINANCIAL SYSTEMS, INC., a Pennsylvania corporation with its principal offices at 1740 Walton Road, Blue Bell, PA 19422 (the "Company") and MICHAEL BARRIST, an individual, residing at 280 Kerry Lane, Blue Bell, PA 19422, (the "Executive").

         In consideration of their mutual promises and covenants set forth herein, and intending to be legally bound hereby, the Company and the Executive agree as follows:

         1. Employment. The Company hereby employs the Executive and the Executive accepts such employment on the terms and conditions hereinafter set forth.

         2. Term. The term of this Agreement shall be for a period of five (5) years commencing on the date hereof (the "Term").

         3. Duties. The Executive is engaged hereunder as the Company's President and Chief Executive Officer. During the Term the Executive shall devote his full business time to the operations of the Company and shall perform duties customarily incident to such offices and all other duties the Board of Directors of the Company may from time to time assign to him.

         4.       Compensation; Benefits; and Expenses.

                  (a) Compensation. In addition to the items set forth below, the Executive's compensation for the services to be provided by him pursuant to this Agreement is set forth on the attached Exhibit "A".

                  (b) Benefits. The Executive shall be entitled to participate in all insurance, vacation and other fringe benefit programs of the Company to the extent and on the same terms and conditions as are accorded to other executive employees of the Company. In addition, the Executive shall be entitled to such other benefits as may be commensurate with his status as President and Chief Executive Officer of the Company. Furthermore, the Executive shall receive a car leased by the Company, to the Executive's reasonable satisfaction and the Company shall make available, from time-to-time and as needed, as the Executive, in his sole discretion may determine, a four (4) wheel drive vehicle, selected by the Executive.

                  (c) Business Expenses. The Company will pay, or reimburse the Executive for, all ordinary and reasonable out-of-pocket business expenses incurred by the Executive in connection with his performance of services hereunder during the employment term in accordance with the Company's expense authorization and approval procedures then in effect upon presentation to the Company of an itemized account and written proof of such expenses. All expenses related to the operation of the Executive's cars shall be covered by the Company.

                  (d) Entire Compensation. The compensation provided for in this Agreement is in full payment of the services to be rendered by the Executive to the Company hereunder.

         5. Insurance. The Company, in its sole discretion and at its own expense, may apply for and procure in its own name and for its own benefit or the benefit of the Executive key man or buy-sell life insurance on the life of the Executive in any amount or amounts considered advisable by the Company, and the Executive shall submit to any medical or other examination and execute and deliver such application or other instrument as may be reasonably necessary to effectuate such insurance. The Company shall also have the right to assume any insurance policies of the Executive in existence at the time employment hereunder commences. At such time as the Executive's employment is terminated or if the Executive ceases to be a shareholder in the Company, the Executive shall have the right to purchase from the Company any insurance policies at such policy's cash surrender value, owned in whole or in part by the Company on the life or health of the Executive.

         6.       Death or Total Disability of the Executive.

                  (a) Death. In the event of the death of the Executive during the Term of this Agreement or any extension thereof, compensation payments shall continue in accordance with the provisions of paragraph 8 of this Agreement.

                  (b) Total Disability. In the event of the Total Disability (as that term is hereinafter defined) of the Executive, the Company shall have the right to terminate the Executive's employment hereunder by giving the Executive thirty (30) days' written notice thereof. The foregoing notwithstanding, compensation payments shall continue in accordance with the provisions of paragraph 8 of this Agreement, provided that if the Executive, during any period of disability, including after termination of this Agreement, receives any periodic payments representing lost compensation under any health and accident policy or under any salary continuation insurance policy, the premiums for which have been paid by the Company, the amount of the Base Salary that the Executive would be entitled to receive from the Company shall be decreased by the amounts of such payments.

                  The term "Total Disability," when used herein, shall mean a mental, emotional or physical condition which rendered the Executive for a period of twelve (12) consecutive months, during the Term of this Agreement, unable or incompetent to carry out, on a substantially full-time basis, the job responsibilities he held or tasks that he was assigned at the time the disability was incurred. The Executive agrees, in the event of any dispute as to the determination made pursuant to this paragraph, to submit to a physical or other examination by a licensed physician selected by the Company, the cost of which examination shall be paid by the Company.

         7. Termination of Employment. In addition to termination pursuant to paragraph 6 above, the Company, following prior written notice to the Employee, may discharge the Employee and thereby terminate his employment hereunder for the following reasons: (a) ("for cause") (i) habitual intoxication; (ii) refusal to submit to treatment of an existing drug addiction; (iii) conviction of a felony; (iv) willful misconduct by the Employee in connection with the performance of his duties; (v) dishonesty, fraud or misappropriation of funds of the Company; (vi) insubordination or refusal to comply with a lawful directive of the Chief Executive Officer of the Company or his designee; or
(vii) the Employee's breach of this Agreement in any manner or respect which is committed in bad faith and without reasonable belief that such action is in the best interest of the Company.

         8. Payment Upon Termination. If the Employee dies during the Term, or if this Agreement is terminated by the Company for any reason other than the causes set forth in paragraph 7 hereof, the Company shall continue to pay the Employee's full compensation, including bonuses, for the balance of the Term. Such compensation shall be paid to the Employee, or his widow, or, if she is not then living, to the Employee's estate. If the Employee is terminated for any reason set forth in Section 7 hereof or if the Employee voluntarily terminates his employment, he shall receive no further compensation except such amounts as shall have accrued as of the date of termination.

         9. Non-Disclosure. The Executive recognizes and acknowledges that he will have access to certain confidential information of the Company and that such information constitutes valuable, special and unique property of the Company. The Executive agrees that he will not, for any reason or purpose whatsoever, during or after the term of his employment, disclose any of such confidential information to any party without express authorization of the Company, except as necessary in the ordinary course of performing his duties hereunder.

         10. Noncompetition. The Executive agrees that during the term of this Agreement and any extension thereof, and for a period of two (2) years after the Company ceases to pay the Executive any compensation pursuant to the terms of this Agreement, the Executive shall not, unless acting pursuant hereto or with the prior written consent of the Board of Directors of the Company, directly or indirectly:

                  (a) solicit business from or perform services for, any person, company or other entity which at any time during the Executive's employment by the Company is a client or customer of the Company if such business or services are of the same general character as those engaged in or performed by the Company;

                  (b) solicit for employment or in any other fashion hire any of the employees of the Company;

                  (c) own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with any business or enterprise engaged in the business of debt collection or any other business engaged in by the Company or any of its affiliates in all those geographic areas in which the Company or any of its affiliates does business;

                  (d) use or permit his name to be used in connection with any business or enterprise engaged in the business of debt collection or any other business engaged in by the Company or any of its affiliates in all those geographic area in which the Company or any of its affiliates does business; or

                  (e) use the name of the Company or any name similar thereto, but nothing in this clause shall be deemed, by implication, to authorize or permit use of such name after expiration of the period covered by this paragraph.

In the event that any provisions of this paragraph should ever be adjudicated to exceed the time, geographic, service or product limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service or product limitations permitted to applicable law.

         11.      Equitable Relief; Survival.

                  (a) The Executive acknowledges that the restrictions contained in paragraphs 9 and 10 hereof are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any provisions of those paragraph will result in irreparable injury to the Company. The Executive also acknowledges that the Company shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event of any such violation, the Company shall be entitled to commence and action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdictions and Executive further irrevocably submits to the jurisdiction of any Pennsylvania court of Federal court sitting in the Eastern District of Pennsylvania over any suit, action or proceeding arising out of or relating to paragraphs 9 or 10. The Executive hereby waives, to the fullest extent permitted by law, any objection that he may now or hereafter have to such jurisdiction or to the venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in any inconvenient forum. Effective service of process may be made upon the Executive by mail under the notice provisions contained in paragraph 14 hereof.

                  (b) Survival of Covenants. The provisions of paragraphs 8, 9 and 10 shall survive the termination of this Agreement.

         12. Remedies Cumulative; No Waiver. No remedy conferred upon the Company by this Employment Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company from time to time and as often as may be deemed expedient or necessary by the Company in its sole discretion.

         13. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

         14. Notices. All notices, request, demands, claims and other communications hereunder will be in writing. Any notices, requests, demands, claims or communications hereunder shall be deemed fully given if such are sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


                If to the Company:                1740 Walton Road
                                                  Blue Bell, PA  19422

                with copy to:                     Joshua Gindin, Esquire
                                                  230 S. Broad St., 20th Floor
                                                  Philadelphia, PA  19102

                If to the Executive:              280 Kerry Lane
                                                  Blue Bell, PA  19422


Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, facsimile, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Pennsylvania.

         16. Indemnification: The Company shall indemnify the Executive and hold him harmless for all acts or decisions made by him in good faith while performing services for the Company. The Company shall pay all expenses including attorney's fees, actually and necessarily incurred by the Executive in connection with the defense of any act, suit or proceeding and in connection with any related appeal including the cost of court settlements.

         17. Contents of Agreement; Amendment and Assignment. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes and is instead of all other employment arrangement between the Executive and the Company. This agreement cannot be changed, modified or terminated except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Executive hereunder are of a personal nature and shall not be assignable in whole or in part by the Executive.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties on the date first above written.


Attest:                                        NCO Financial Systems, Inc.



______________________[SEAL]                   BY:
                                                  -----------------------------
                                                  Charles C. Piola, Jr.
                                                  Executive Vice President

Witness:                                       The Executive:



 ---------------------------                   -----------------------------
                                               Michael Barrist

                                   EXHIBIT "A"
                                  COMPENSATION


A. Base Salary: The Executive shall be paid a base salary of Two Hundred Seventy Five Thousand Dollars ($275,000) per year (the "Base Salary"), to be adjusted each year in accordance with the Consumer Price Index ("CPI") in effect for such year, payable in installments, in arrears, in accordance with the Company's regular payroll practices, but not less often than monthly.


B. Bonus: In addition to the Base Salary, the Executive shall be entitled to receive an annual bonus as follows:


                  (a) $50,000 if the Company reaches it performance goals as reasonably determined by its Board of Directors; or

                  (b) $100,000 if the Company achieves a twenty percent (20%) growth in its "net income" (adjusted for dilution) (as indicated in the Company's annual financial statements) over the previous year; and

                  (c) An amount equal to five percent (5%) of the increased net income of the Company, in excess of twenty percent (20%) as determined in (b) above.


C. Stock Option Plan: The Executive shall participate in such Stock Option Plan or Plans as shall be determined by the Company's Board of Directors.